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                                   EXHIBIT 23



                               CONSENT OF KPMG LLP




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                                                                      EXHIBIT 23



                          INDEPENDENT AUDITORS' CONSENT



The Administrative Committee
Downey Savings and Loan Association, F.A.
Employees' Retirement and Savings Plan:


We consent to incorporation by reference in the Registration Statement (No. 333-30483) on Form S-8 of Downey Financial Corp. of our report dated May 14, 1999 relating to the statements of net assets available for plan benefits of the Downey Savings and Loan Association, F.A. Employees' Retirement and Savings Plan as of and for the year ended December 31, 1998, and 1997, the related statements of changes in net assets available for plan benefits for the years then ended and supplemental schedules, which report appears in the December 31, 1998 annual report on Form 11-K of Downey Savings and Loan Association, F.A. Employees' Retirement and Savings Plan.



/s/  KPMG LLP

Los Angeles, California
June 21, 1999